NEWS RELEASE

February 9, 2016 (as revised February 10, 2016)*

NCR Announces Fourth Quarter 2015 Results

•	Fourth quarter revenue of $1.68 billion, down 5% as reported, flat constant currency; Full year revenue of $6.37 billion, down 3% as reported, up 3% constant currency

•	Fourth quarter software-related revenue of $459 million, down 4% as reported, down 1% constant currency; Full year software-related revenue of $1.75 billion, flat as reported, up 4% constant currency

•
Fourth quarter non-pension operating income (NPOI) of $264 million, up 5% as reported, up 14% constant currency; Fourth quarter non-GAAP diluted EPS of $0.90, up 2% as reported, up 10% constant currency

•	Fourth quarter GAAP income from operations of $138 million, up 294%; Fourth quarter GAAP diluted EPS of $0.27

•
Fourth quarter free cash flow of $184 million; Fourth quarter net cash provided by operating activities of $265 million; Full year free cash flow of $409 million; Full year net cash provided by operating activities of $681 million

•	Strategic investment of $820 million from Blackstone; $1 billion share repurchase completed

•	2016 guidance announced

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended December 31, 2015.

"Our overall fourth quarter results were in-line with our expectations and concluded a successful year for NCR and our customers,” said Chairman and CEO Bill Nuti. “Performance across our business was solid, particularly in Retail Solutions where we capitalized on an improving industry environment and in Hospitality where we generated strong fourth quarter and full year software and cloud growth. While Financial Services faced more difficult currency and geographic headwinds this year, we offset some of those challenges through growth in our high-value software offerings which led to improving margins. We were particularly pleased with the growth in free cash flow for the year, which exceeded our guidance and is a top area of investor focus. Looking ahead, we are riveted on strengthening our omni-commerce leadership across all markets and further executing our sales and services transformation to take advantage of the expected widespread increase in connected devices and continued shift in consumer transaction preferences.”

* This earnings release has been revised as described in the "Explanatory Note" to the Form 8-K/A of NCR Corporation furnished to the Securities and Exchange Commission on February 10, 2015.

Q4 Financial Summary

	Fourth Quarter
$ in millions, except per share amounts	2015	2014	As Reported	Constant Currency
Revenue	$1,680	$1,768	(5)%	—%
Income from operations *	$138	$35	294%
Non-pension operating income (NPOI)	$264	$251	5%	14% **
Diluted earnings per share *	$0.27	$0.22	23%
Non-GAAP diluted earnings per share	$0.90	$0.88	2%	10% **

*
Income from operations and diluted earnings per share in the fourth quarter of 2015 includes pension expense of $33 million, or $0.11 per share, and a $20 million, or $0.07 per share, reserve associated with a subcontracting arrangement in emerging industries in Middle East Africa and the fourth quarter of 2014 includes pension expense of $150 million, and $0.43 per share. Diluted earnings per share in the fourth quarter of 2015 includes a $34 million, or $0.17 per share, of an impairment charge related to the pending sale of the Interactive Printer Solutions business.

**	NPOI includes approximately $21 million, and non-GAAP diluted earnings per share includes approximately $0.07, of unfavorable foreign currency impacts.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted earnings per share and free cash flow, and we present certain measures on a constant currency basis. These non-GAAP measures are described and reconciled to their most directly comparable GAAP measures elsewhere in this release.

Q4 Supplemental Revenue Information

	Fourth Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Cloud	$134	$129	4%	5%
Software License/Software Maintenance	176	189	(7%)	(3%)
Professional Services	149	159	(6%)	(2%)
Total Software-Related Revenue	459	477	(4%)	(1%)
Hardware	631	714	(12%)	(6%)
Other Services	590	577	2%	8%
Total Revenue	$1,680	$1,768	(5%)	—%

Q4 Operating Segment Results

	Fourth Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$861	$968	(11)%	(5)%
Retail Solutions	528	526	—%	4%
Hospitality	189	172	10%	12%
Emerging Industries	102	102	—%	6%
Total Revenue	$1,680	$1,768	(5)%	—%
Operating income by segment
Financial Services	155	159	(3)%	8%
% of Financial Services Revenue	18.0%	16.4%
Retail Solutions	55	47	17%	26%
% of Retail Solutions Revenue	10.4%	8.9%
Hospitality	40	29	38%	38%
% of Hospitality Revenue	21.2%	16.9%
Emerging Industries	14	16	(13)%	(6)%
% of Emerging Industries Revenue	13.7%	15.7%
Segment operating income	$264	$251	5%	14%
% of Total Revenue	15.7%	14.2%

Financial Services Constant currency revenue decreased due primarily to declines in China and Russia. Excluding the impact of foreign currency, operating income increased due to a more favorable mix of revenue and expense management.

Retail Solutions Constant currency revenue growth was driven by growth in North America and Europe. Operating income increased due to higher revenue and expense management.

Hospitality Constant currency revenue growth was driven by improvements in software-related revenue in the Americas. The increase in operating income was driven by higher software-related revenue, including cloud and professional services revenue.

Emerging Industries Constant currency revenue growth was driven by our Telecom & Technology business. Excluding the impact of foreign currency, operating income decreased due to an unfavorable mix of revenue.

Free Cash Flow

	Fourth Quarter		Full Year
$ in millions	2015	2014	2015	2014
Net cash provided by operating activities	$265	$289	$681	$524
Total capital expenditures	(65)	(61)	(229)	(258)
Net cash used in discontinued operations	(16)	(29)	(43)	(1)
Pension discretionary contributions and settlements	—	30	—	48
Free cash flow	$184	$229	$409	$313

Free cash flow was lower in the fourth quarter of 2015 as compared to the fourth quarter of 2014 due to lower cash provided by operating activities. Full year free cash flow increased 31% mainly due to improvements in cash provided by operating activities and lower capital expenditures. Quarterly linearity of free cash flow improved significantly in 2015.

2016 Outlook

In 2016, revenue is expected to be $6.1 billion to $6.2 billion, GAAP diluted earnings per share is expected to be $2.07 to $2.17, non-GAAP diluted earnings per share is expected to be $2.72 to $2.82, and free cash flow is expected to be $425 million to $475 million. The 2016 guidance includes expected foreign currency headwinds, the impact of the pending divestiture of the Interactive Printer Solutions business, and ongoing pension expense.

For the first quarter of 2016, revenue is expected to be $1,440 million to $1,450 million, GAAP diluted earnings per share is expected to be $0.10 to $0.15, and non-GAAP diluted earnings per share is expected to be $0.30 to $0.35. The first quarter 2016 guidance includes expected foreign currency headwinds and ongoing pension expense.

NCR will provide additional information regarding its 2016 first quarter and full-year guidance during its fourth quarter 2015 earnings conference call and webcast.

2015 Fourth Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EDT) to discuss the fourth quarter 2015 results and guidance for first quarter and full-year 2016. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 888-208-1386 and entering the participant passcode 1184023.

More information on NCR’s Q4 2015 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Note to Investors This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about NCR's plans to strengthen its omni-commerce leadership and execute its sales and services transformation; market and economic conditions affecting NCR and its business and NCR's full-year and first quarter financial outlook (including the section entitled "2016 Outlook") and the expected type and magnitude of the non-operational adjustments included in any forward-looking non-GAAP measures. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions and spending trends in the financial services industry, fluctuations in oil and commodity prices and their effects on local, regional and global market conditions, and economic and market conditions in Russia and China; the impact of our indebtedness and its terms on our financial and operating activities; the impact of the terms of our strategic relationship with Blackstone and our Series A Convertible Preferred Stock; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; compliance with data privacy and protection requirements; manufacturing disruptions; collectability difficulties in subcontracting relationships in Emerging Industries; the historical seasonality of our sales; the availability and success of acquisitions, divestitures and alliances; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding certain pension expenses and other special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations. With respect to pension expense, in its Q4 2015 reported results, NCR excluded all components of pension expense, including both ongoing pension expense and mark-to-market adjustments, and pension settlements, curtailments and special termination benefits, when determining these non-GAAP measures, and in its FY 2016 and first quarter 2016 outlook, NCR no longer excludes ongoing pension expense when determining non-GAAP diluted earnings per share, but excludes only mark-to-market adjustments, and pension settlements, curtailments and special termination benefits. Due to the significant historical changes in its overall pension expense from year to year and the non-operational nature of pension expense, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also used non-pension operating income, and continues to use non-GAAP diluted earnings per share, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Constant Currency. NCR presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, NCR’s management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below or, in the case of quarterly free cash flow, in the body of this release.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share
and Diluted Earnings Per Share (non-GAAP)

	Q4 2015 Actual	Q4 2014 Actual	2016 Guidance (3)	Q1 2016 Guidance (3)
Diluted EPS (GAAP) (1)	$0.27	$0.22	$2.07 - $2.17	$0.10 - $0.15
Pension expense (benefit)	0.11	0.43	—	—
Restructuring plan	0.14	0.10	0.10	0.03
Acquisition-related amortization of intangibles	0.12	0.11	0.50	0.15
Acquisition-related costs	0.02	0.01	0.05	0.02
OFAC and FCPA Investigations (2)	—	0.01	—	—
Reserve related to a subcontract in MEA	0.07	—	—	—
Loss on pending sale of IPS business	0.17	—	—	—
Non-GAAP Diluted EPS (1)	$0.90	$0.88	$2.72 - $2.82	$0.30 - $0.35

(1)
GAAP and non-GAAP diluted EPS are determined using the most dilutive measure, either including the impact of dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

(2)
Estimated expenses for 2016 will be affected by, among other things, the status and progress of the OFAC matter.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s investigation.

(3)
Except for the adjustments noted herein as well as the pending divestiture of IPS business, this guidance does not include the effects of any future acquisitions/divestitures, restructuring activities, pension mark-to-market adjustments, taxes or other events, which are difficult to predict and which may or may not be significant.

Reconciliation of Income from Operations (GAAP) to Non-pension Operating Income and Operating Income (non-GAAP)

$ in millions	Q4 2015 Actual	Q4 2014 Actual
Income from Operations (GAAP)	$138	$35
Pension expense	33	150
Restructuring plan	38	33
Acquisition-related costs	4	2
Acquisition-related amortization of intangibles	31	30
OFAC and FCPA Investigations (2)	—	1
Reserve related to a subcontract in MEA	20	—
Non-pension Operating Income (non-GAAP)	$264	$251

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

$ in millions	2016 Guidance
Net cash provided by operating activities	$675 - $725
Total capital expenditures	(220)
Net cash used in discontinued operations	(30)
Free cash flow	$425 - $475

Reconciliation of Revenue Growth (GAAP) to
Revenue Growth on a Constant Currency Basis (non-GAAP)

	Three months ended December 31, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	(11)%	(6)%	(5)%
Retail Solutions	—%	(4)%	4%
Hospitality	10%	(2)%	12%
Emerging Industries	—%	(6)%	6%
Total Revenue	(5)%	(5)%	—%

	Twelve months ended December 31, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	(7)%	(8)%	1%
Retail Solutions	—%	(5)%	5%
Hospitality	4%	(3)%	7%
Emerging Industries	1%	(8)%	9%
Total Revenue	(3)%	(6)%	3%

	Three months ended December 31, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Cloud	4%	(1)%	5%
Software License/Software Maintenance	(7)%	(4)%	(3)%
Professional Services	(6)%	(4)%	(2)%
Total Software-Related Revenue	(4)%	(3)%	(1)%
Hardware	(12)%	(6)%	(6)%
Other Services	2%	(6)%	8%
Total Revenue	(5)%	(5)%	—%

	Twelve months ended December 31, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Total Software-Related Revenue	—%	(4)%	4%

Reconciliation of Operating Income Growth (GAAP) to
Operating Income Growth on a Constant Currency Basis (non-GAAP)

	Three months ended December 31, 2015
	Operating Income Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Operating Income Growth % (non-GAAP)
Financial Services	(3)%	(11)%	8%
Retail Solutions	17%	(9)%	26%
Hospitality	38%	—%	38%
Emerging Industries	(13)%	(7)%	(6)%
Total Operating Income	5%	(9)%	14%

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended December 31
	Three Months		Twelve Months
	2015	2014	2015	2014
Revenue
Products	$716	$815	$2,711	$2,892
Services	964	953	3,662	3,699
Total Revenue	1,680	1,768	6,373	6,591
Cost of products	533	599	2,072	2,153
Cost of services	671	737	2,832	2,706
Total gross margin	476	432	1,469	1,732
% of Revenue	28.3%	24.4%	23.1%	26.3%
Selling, general and administrative expenses	254	288	1,042	1,012
Research and development expenses	55	77	230	263
Restructuring-related charges	29	32	62	104
Income from operations	138	35	135	353
% of Revenue	8.2%	2.0%	2.1%	5.4%
Interest expense	(42)	(46)	(173)	(181)
Other (expense), net	(43)	(11)	(57)	(35)
Total other (expense), net	(85)	(57)	(230)	(216)
Income (loss) before income taxes and discontinued operations	53	(22)	(95)	137
% of Revenue	3.2%	(1.2)%	(1.5)%	2.1%
Income tax expense (benefit)	5	(62)	55	(48)
Income (loss) from continuing operations	48	40	(150)	185
(Loss) income from discontinued operations, net of tax	(20)	(5)	(24)	10
Net income (loss)	28	35	(174)	195
Net income attributable to noncontrolling interests	—	2	4	4
Net income (loss) attributable to NCR	$28	$33	$(178)	$191
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$48	$38	$(154)	$181
Dividends on convertible preferred stock	(4)	—	(4)	—
Income (loss) from continuing operations attributable to NCR common stockholders	44	38	(158)	181
(Loss) income from discontinued operations, net of tax	(20)	(5)	(24)	10
Net income (loss) attributable to NCR common stockholders	$24	$33	$(182)	$191
Net income (loss) per share attributable to NCR common stockholders:
Net income (loss) per common share from continuing operations
Basic	$0.27	$0.23	$(0.94)	$1.08
Diluted	$0.27	$0.22	$(0.94)	$1.06
Net income (loss) per common share
Basic	$0.15	$0.20	$(1.09)	$1.14
Diluted	$0.15	$0.19	$(1.09)	$1.12
Weighted average common shares outstanding
Basic	162.1	168.5	167.6	167.9
Diluted	164.6	171.3	167.6	171.2

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended December 31
	Three Months				Twelve Months
	2015	2014	% Change	% Change Constant Currency	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$861	$968	(11)%	(5)%	$3,319	$3,561	(7)%	1%
Retail Solutions	528	526	—%	4%	2,001	2,008	—%	5%
Hospitality	189	172	10%	12%	686	659	4%	7%
Emerging Industries	102	102	—%	6%	367	363	1%	9%
Total Revenue	$1,680	$1,768	(5)%	—%	$6,373	$6,591	(3)%	3%
Operating income by segment
Financial Services	$155	$159			$518	$543
% of Revenue	18.0%	16.4%			15.6%	15.2%
Retail Solutions	55	47			156	155
% of Revenue	10.4%	8.9%			7.8%	7.7%
Hospitality	40	29			115	91
% of Revenue	21.2%	16.9%			16.8%	13.8%
Emerging Industries	14	16			41	31
% of Revenue	13.7%	15.7%			11.2%	8.5%
Subtotal-segment operating income	$264	$251			$830	$820
% of Revenue	15.7%	14.2%			13.0%	12.4%
Pension expense	33	150			464	152
Other adjustments (1)	93	66			231	315
Total income from operations	$138	$35			$135	$353

(1)	The following table presents the other adjustments for NCR:

	For the Periods Ended December 31
	Three Months		Twelve Months
In millions	2015	2014	2015	2014
Restructuring plan	$38	$33	$74	$160
Acquisition-related amortization of intangible assets	31	30	125	119
Acquisition-related costs	4	2	11	27
Acquisition-related purchase price adjustments	—	—	—	6
OFAC and FCPA investigations	—	1	1	3
Reserve related to a subcontract in MEA	20	—	20	—
Total other adjustments	$93	$66	$231	$315

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	December 31, 2015	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$328	$303	$511
Accounts receivable, net	1,251	1,424	1,404
Inventories	643	718	669
Other current assets	327	453	504
Total current assets	2,549	2,898	3,088
Property, plant and equipment, net	322	338	396
Goodwill	2,733	2,750	2,760
Intangibles, net	798	830	926
Prepaid pension cost	130	137	551
Deferred income taxes	582	383	349
Other assets	521	515	496
Total assets	$7,635	$7,851	$8,566
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$13	$5	$187
Accounts payable	657	691	712
Payroll and benefits liabilities	189	210	196
Deferred service revenue and customer deposits	476	537	494
Other current liabilities	446	392	481
Total current liabilities	1,781	1,835	2,070
Long-term debt	3,239	3,207	3,431
Pension and indemnity plan liabilities	696	684	705
Postretirement and postemployment benefits liabilities	133	180	170
Income tax accruals	167	176	181
Other liabilities	79	82	111
Total liabilities	6,095	6,164	6,668
Redeemable noncontrolling interests	16	12	15
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.8 shares issued and outstanding as of December 31, 2015; 0.0 shares authorized, issued and outstanding as of September 30, 2015 and December 31, 2014	798	—	—
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of December 31, 2015, September 30, 2015 and December 31, 2014, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized 133.0, 169.9 and 168.6 shares issued and outstanding as of December 31, 2015, September 30, 2015 and December 31, 2014, respectively	1	2	2
Paid-in capital	—	485	442
Retained earnings	869	1,357	1,563
Accumulated other comprehensive loss	(150)	(175)	(136)
Total NCR stockholders' equity	720	1,669	1,871
Noncontrolling interests in subsidiaries	6	6	12
Total stockholders' equity	726	1,675	1,883
Total liabilities and stockholders' equity	$7,635	$7,851	$8,566

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended December 31
	Three Months		Twelve Months
	2015	2014	2015	2014
Operating activities
Net income (loss)	$28	$35	$(174)	$195
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	20	5	24	(10)
Depreciation and amortization	79	73	308	284
Stock-based compensation expense	10	5	42	31
Deferred income taxes	(2)	(97)	24	(125)
Loss (gain) on sale of property, plant and equipment and other assets	(1)	(3)	(2)	(5)
Impairment of long-lived and other assets	47	8	63	16
Changes in assets and liabilities:
Receivables	108	2	28	(104)
Inventories	40	82	(46)	77
Current payables and accrued expenses	(9)	23	8	70
Deferred service revenue and customer deposits	(53)	(19)	19	1
Employee benefit plans	17	117	384	105
Other assets and liabilities	(19)	58	3	(11)
Net cash provided by operating activities	265	289	681	524
Investing activities
Expenditures for property, plant and equipment	(32)	(30)	(79)	(118)
Proceeds from sales of property, plant and equipment	19	1	19	1
Additions to capitalized software	(33)	(31)	(150)	(140)
Business acquisition, net	—	—	—	(1,647)
Changes in restricted cash	—	—	—	1,114
Other investing activities, net	1	(2)	1	2
Net cash used in investing activities	(45)	(62)	(209)	(788)
Financing activities
Short term borrowings, net	8	(2)	8	—
Payments on term credit facilities	(71)	(17)	(383)	(37)
Borrowings on term credit facilities	—	—	—	250
Payments on revolving credit facilities	(717)	(522)	(1,694)	(1,050)
Borrowings on revolving credit facilities	817	456	1,698	1,146
Debt issuance costs	—	(2)	—	(5)
Series A preferred stock issuance, net of issuance costs of $26 million, $0 million, $26 million, and $0 million, respectively	794	—	794	—
Tender offer share repurchase, including repurchase costs of $5 million, $0 million, $5 million, and $0 million, respectively	(1,005)	—	(1,005)	—
Proceeds from employee stock plans	3	3	15	13
Tax withholding payments on behalf of employees	(6)	—	(16)	(28)
Other financing activities	—	(2)	—	(5)
Net cash (used in) provided by financing activities	(177)	(86)	(583)	284
Cash flows from discontinued operations
Net cash used in discontinued operations	(16)	(29)	(43)	(1)
Effect of exchange rate changes on cash and cash equivalents	(2)	(25)	(29)	(36)
Increase (decrease) in cash and cash equivalents	25	87	(183)	(17)
Cash and cash equivalents at beginning of period	303	424	511	528
Cash and cash equivalents at end of period	$328	$511	$328	$511